Exhibit 24.11
POWER OF ATTORNEY
          KNOW ALL MEN BY THESE PRESENTS that the undersigned, the Senior Vice President and Chief Financial Officer and Principal Financial Officer of Health Care REIT, Inc. (the “Company”), a Delaware corporation that contemplates filing a Registration Statement on Form S-8 (“Form S-8”) with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended, for the purpose of registering under such Act shares of the Company’s common stock, $1.00 par value per share, offered to eligible officers, key employees and non-employee directors of the Company pursuant to the Company’s 2005 Long-Term Incentive Plan, hereby constitutes and appoints GEORGE L. CHAPMAN, with full power to act, his true and lawful attorney-in-fact and agent, for him and in his name, place and stead, in the capacities of Senior Vice President and Chief Financial Officer and Principal Financial Officer, to sign such Form S-8 and any and all amendments and supplements, including post-effective amendments thereto, and to file such Form S-8 and each such amendment and supplement, including post-effective amendments, so signed, with all exhibits thereto, and any and all other documents in connection therewith, with the Securities and Exchange Commission, any and all applications or other documents in connection with the listing of the Company’s common stock on the New York Stock Exchange and any and all documents required to be filed with any state securities regulatory board or commission pertaining to the Form S-8, hereby granting unto said attorney-in-fact and agent, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.
          IN WITNESS WHEREOF, the undersigned hereunto sets his hand this 29th day of January, 2009.

/s/ Scott A. Estes
Scott A. Estes
Senior Vice President and Chief Financial Officer and Principal Financial Officer